SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2014 (July 14, 2014)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2014, Flowers Foods, Inc. (the “company”) issued a press release announcing that Bradley K. Alexander had been appointed to the position of executive vice president and chief operating officer, effective immediately. Mr. Alexander, 55, began his career with Flowers in 1981. He has held various positions in sales, operations and marketing, including bakery president and vice president of sales and marketing. Mr. Alexander was named regional vice president for Flowers Bakeries in 2003. In 2008, he was promoted to president of Flowers Bakeries, the company’s DSD segment representing 83% of sales. With the new appointment, Mr. Alexander is responsible for all company operations, including the DSD and warehouse segments, supply chain, marketing and product innovation.

The position of chief operating officer was previously held by Gene D. Lord, 67. Mr. Lord continues to serve as executive vice president, providing support for overall operations.

A copy of the press release is furnished with this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

	By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief Financial Officer

Date: July 15, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Flowers Foods, Inc. dated July 14, 2014

4